Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267 of Ferrellgas Partners, L.P. on Form S-3, in Registration Statement No. 333-121350 of Ferrellgas Partners, L.P. on Form S-3, in Registration Statement No. 333-115765 of Ferrellgas Partners, L.P. on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 to Form S-1, and in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-87633 and 333-84344 of Ferrellgas Partners, L.P. on Form S-8 of our reports dated October 11, 2005, relating to the consolidated financial statements and consolidated financial statement schedules of Ferrellgas Partners, L.P. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
October 11, 2005